                                                                    EXHIBIT 10.5

                                                           Date: April 28, 1999
Bank Hapoalim B.M.
Head Office
45 Rothschild Blvd.
Tel-Aviv

                   Re: Intention Letter For Granting Credit
                   ----------------------------------------

Dear Sirs:

     This letter sets out our mutual agreement as follows:

1. Pursuant to an Interim Letter for Granting Credit dated March 7, 1999 (the "Intention Letter"), Bank Hapoalim B.M. (the "Bank") has agreed to provide Accord Video Telecommunications Ltd. (the "Company") with a credit line in the amount of US$4,000,000 (the "Credit Line") and the Company agreed to grant the Bank an option to acquire shares in the Company. The Company and the Bank have since agreed that such option will be in the form of a Warrant in the form annexed hereto (the "Warrant").

2. Pursuant to Section 10 of the Warrant, certain registration rights granted by the Warrant are subject to the consent of the shareholders of the Company and pursuant to Section 11 of the Warrant, the Warrant is subject to and conditional upon the waiver or non-exercise by all shareholders of the Company of certain pre-emptive rights.

3. The Company and the Bank have agreed that the Company will use its reasonable efforts to obtain the Consents and Waiver referred to in Section 2 above (the "Consent and Waiver") within the period of thirty-five (35) days following the Effective Date, as defined in the Warrant (the "Interim Period").

4. Until the Consent and Waiver is obtained, the amount of the Credit Line utilized shall not exceed US$2,000,000. Once the Consent and Waiver is obtained the Credit Line shall be utilizable in full.

5. In the event the Company has not informed the Bank of the receipt of the Consent and Waiver prior to the expiration of the Interim Period, the Warrant shall be null and void. In such case the Bank shall have the right, exercisable by written notice to the Company given within five (5) days of the end of the Interim Period, to demand immediate payment of all amounts outstanding pursuant to the Credit Line. The Bank's rights pursuant to this
     Section 5 shall constitute its sole and exclusive remedy in respect of the failure of the Company to obtain the Consent and Waiver.

Please indicate your acceptance of the foregoing in the space provided below.



                                                       Sincerely yours,

                                                       /s/ [ILLEGIBLE]
                                                 ------------------------------
                                                 Accord Telecommunications Ltd.

Agreed to and accepted:

/s/ [ILLEGIBLE]
-----------------------
Bank Hapoalim B.M.

                               FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

                      WARRANT TO PURCHASE ORDINARY SHARES
                      -----------------------------------

Accord Telecommunications Ltd., an Israeli company (the "Company") hereby grants to Hapoalim Nechasim (Menayot) Ltd. (the "Holder"), the right to purchase from the Company the number of Ordinary Shares of the Company, nominal value NIS 0.01 (the "Ordinary Shares") specified below, subject to the terms and conditions set forth below, effective as of ___________________, 1999 (the "Effective Date").

1.   Number of Ordinary Shares Available for Purchase
     ------------------------------------------------

     This Warrant may be exercised to purchase that number of the Company's Ordinary Shares having an aggregate exercise price in an amount equivalent to five hundred thousand United States dollars (US$500,000), at an exercise price per each Ordinary Share which shall be calculated as set forth in
     Section 2 below, subject to adjustments under Section 8 of this Warrant (the "Warrant Shares").


2.   Exercise Price
     --------------

     The exercise price for each Warrant Share purchasable hereunder shall be calculated as set forth below, subject to adjustments under Section 8 of this Warrant (the "Warrant Price"):

     (i) in the event that during the twelve (12) month period immediately following the Effective Date, the Company shall: (a) issue its securities in a Qualified Financing (as such term is defined below in this Section 2);
     (b) issue its securities in an Initial Public Offering (as such term is defined below in this Section 2); (c) enter into a sale of all or substantially all of the Company's property and assets; or (d) enter into a merger or consolidation of the Company with or into another corporation; (such transactions described in (a) through (d) above are collectively referred to as "Liquidity Events"), the exercise price for each Warrant Share purchasable hereunder shall be equal to eighty percent (80%) of the price per share paid by purchasers of the Company's securities in the Liquidity Event (the "Event Price");

     (ii) in the event that during the twelve (12) month period immediately following the Effective Date, the Company shall not undergo a Liquidity Event, then the exercise price for each Warrant Share purchasable hereunder during the period beginning twelve (12) months and one (1) day immediately following the Effective Date shall be the lower of: (i) the Event Price (in the event that the Company has undergone a Liquidity Event prior to the exercise of this Warrant); or (ii) a price per share reflecting a Company valuation of eighty million United States dollars (US$80,000,000), and shall be equal to a fraction, the numerator of which is eighty million United States dollars (US$80,000,000), and the denominator of which is the total number of issued and outstanding shares of the Company at the time of exercise (on a fully diluted and as-converted basis, taking into account all convertible securities, convertible loans, warrants, options and all other rights, whatsoever, to receive shares outstanding at the time of exercise).

     For the purpose of this Warrant, the term "Qualified Financing" shall mean the closing of the first financing after the date hereof in which the Company issues equity securities and in which persons and/or entities contribute aggregate gross proceeds to the Company in such financing in excess of Two Million United States Dollars (US$2,000,000); provided,
                                                                 --------
     however, that such financing shall not include issuances of the equity
     -------
     securities to the Company's existing shareholders immediately prior to such financing for consideration not reflective of the fair market value of such equity securities.

     For purposes of this Warrant "Initial Public Offering" shall mean the first underwritten public offering pursuant to an effective registration statement under the Securities Act, or any other comparable securities laws, covering the offering and sale of shares of Ordinary Shares for the account of the Company (other than a registration statement effected solely to implement an employee benefit plan, a transaction in which Rule 145 of the Securities and Exchange Commission is applicable or any other form or type of registration in which the Ordinary Shares cannot be included pursuant to the Securities and Exchange Commission rules of practice).

3.   Term
     ----

     This Warrant may be exercised, in whole, or in part, during the period beginning on the date of this Warrant and ending on the date which is the earlier of: (a) three (3) years following the date of this Warrant; (b) the closing of a sale of all or substantially all of the Company's property and assets, or (c) the closing of a merger or consolidation of the Company with or into another corporation; provided, however, that this Warrant may be
                                  --------  -------
     exercised during the twelve (12) months period following the Effective Date only in connection with or following the occurrence of a Liquidity Event.

4.   Exercise of Warrant
     -------------------

     This Warrant may be exercised in whole or in part on one or more occasions during its term. This Warrant may be exercised by the surrender of this Warrant to the Company at its principal office or at such other office or agency as the Company may designate in writing together with the appropriate Notice of Exercise in the form annexed hereto duly completed and executed on behalf of the Holder.

     a.   Exercise for Cash
          -----------------

          To exercise for cash, the Notice of Exercise must be accompanied by payment in full of the amount of the aggregate purchase price of the Warrant Shares being purchased upon such exercise in immediately available funds.

     b.   Net Exercise
          ------------

          In lieu of the payment method set forth in Section 4(a) above, subject to the occurrence of a Liquidity Event, the Holder may elect to exchange this Warrant for a number of Warrant Shares equal to the increase in value of the Warrant Shares otherwise purchasable hereunder on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 4(b), the Holder shall tender to the Company this Warrant along with the Notice of Exercise as provided in the introductory clause to this Section 4, and the Company shall issue to the Holder the number of Warrant Shares computed using the following formula:

          X = Y (A-B)
              -------
                 A

          Where X = the number of Warrant Shares to be issued to the Holder.

          Y = the number of Warrant Shares which would otherwise have been purchasable under this Warrant (as adjusted to the date of such calculation, but excluding those Warrant Shares already issued under this Warrant).

          A = the Fair Market Value (as defined below) of one share of the Company's Ordinary Shares.

          B = The Warrant Price

          "Fair Market Value" of an Ordinary Share shall mean:

          (i) If the Company's Ordinary Shares are listed on a national securities exchange or are quoted on the National Association of Securities Dealers, Inc. Automated Quotation/National Market System (NASDAQ/NMS), then the closing or last sale price, respectively, reported for the exercise date.

          (ii) If the Company's Ordinary Shares are not listed on a national securities exchange or quoted on NASDAQ/NMS, but are traded in the over-the-counter market, then the mean of the closing bid and asked prices as reported for the exercise date.

          (iii) Except as set forth in subsection 4.b.(iv) (below), if the Company's

                  Ordinary Shares are not publicly traded, then as determined by the Company's Board of Directors in good faith.

          (iv) If the exercise date is the date of closing of a public offering of the Company's Ordinary Shares pursuant to an effective registration statement under the Securities Act, then the public offering price (before deduction of discounts, commissions or expenses) in such offering.

           In the event of a net exercise, this entire Warrant must be surrendered, and no new Warrant shall be issued.

     c.   Issuance of Shares on Exercise
          ------------------------------

          The Company agrees that the Warrant Shares so purchased be issued as soon as practicable thereafter, and that the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered, together with payment in full as required above. In the event of a partial exercise, the Company shall concurrently issue to the Holder a replacement Warrant on the same terms and conditions as this Warrant, but representing the number of Warrant Shares remaining after such partial exercise.

     d.   Conditional Exercise
          --------------------

          In any connection with a Liquidity Event, such exercise may be made conditional upon the completion of such Liquidity Event.

5.   Fractional Interest
     -------------------

     No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the current market price of such shares then in effect as determined in good faith by the Company's Board of Directors.

6.   Warrant Confers No Rights of Shareholder
     ----------------------------------------

     Except as otherwise set forth in this Warrant, the Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of any Warrant Shares.

7.   Investment Representation
     -------------------------

     Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act, or any other securities laws. The Holder acknowledges by acceptance of this Warrant that
     (a) it has acquired this Warrant for investment and not with a view to distribution; (b) it has either a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transaction; and (c) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and such Warrant Shares will not be registered under the Securities Act and applicable state securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws, or based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

8.   Adjustment of Warrant Price and Number of Shares
     ------------------------------------------------

     The number and kind of securities purchasable initially upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     a.   Adjustment for Shares Splits and Combinations  If the Company at
          ---------------------------------------------
          any time or from time to time effects a subdivision of the outstanding Ordinary Shares, the number of Ordinary Shares issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding Ordinary Shares, the number of Ordinary Shares issuable upon exercise of this Warrant immediately before the combination shall be proportionately decreased. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     b.   Adjustment for Certain Dividends and Distributions  In the event
          --------------------------------------------------
          the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional shares of Ordinary Shares, then and in each such event the number of Ordinary Shares issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of Ordinary Shares issuable upon exercise of this Warrant by a fraction: (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such
                -----------------
          dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of Ordinary Shares issuable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Ordinary Shares issuable upon exercise of this Warrant shall be adjusted pursuant to this Section 8(b) as of the time of actual payment of such dividends or distributions.

     c.   Adjustments for Other Dividends and Distributions.  In the event
          -------------------------------------------------
          the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities of the Company that the Holder would have received had this Warrant been exercised for Ordinary Shares immediately prior to such event (or the record date for such event) and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section and the Company's Articles of Association with respect to the rights of the Holder.

     d.   Adjustment for Reclassification, Exchange and Substitution  If
          ----------------------------------------------------------
          the Ordinary Shares issuable upon the exercise of this Warrant are changed into the same or a different number of shares of any class or classes of shares of the Company, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or shares dividend provided for elsewhere in this Section), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Ordinary Shares for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein and under the Company's Articles of Association.

     e.   General Protection. The Company will not, by amendment of its
          ------------------
          Articles of Association or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights and the economic interests of the Holder against impairment.

     f.   Notice of Capital Changes.  If at any time the Company shall
          -------------------------
          offer for subscription pro rata to the holders of Ordinary Shares any
                                 --------
          additional shares of any class, other rights or any equity security of any kind, or there shall be any capital reorganization or reclassification of the capital shares of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another company or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, or other transaction described in this Section 8, then, in any one or more of said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which
          (i) a record shall be taken for such subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of Ordinary Shares shall participate in such subscription rights, or shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least fourteen (14) days prior to the action in question and not less than fourteen (14) days prior to the record date in respect thereto.

     g.   Adjustment of Warrant Price.  Upon each adjustment in the number
          ---------------------------
          of Ordinary Shares purchasable hereunder, the Warrant Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Ordinary Shares purchasable hereunder shall be adjusted.

     h.   Notice of Adjustments.  Whenever the Warrant Price or the number
          ---------------------
          of Ordinary Shares purchasable hereunder shall be adjusted pursuant to
          Section 8 hereof, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Ordinary Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

9.   Transfer of This Warrant or Securities Issuable on Exercise Hereof
     ------------------------------------------------------------------

     With respect to any offer, sale or other disposition of this Warrant or securities into which such Warrant may be exercised, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with, if requested by the Company, a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Such opinion letter and all such transferees must warrant and represent that they are an "accredited" investor as that term is defined under Regulation D of the Securities Act. Promptly, as practicable, upon receiving such written notice and opinion and warranties and representations, if so requested, the Company, as promptly as practicable, shall deliver to the Holder one or more replacement Warrant certificates on the same terms and conditions as this Warrant for delivery to the transferees. Each Warrant thus transferred and each certificate representing the securities thus transferred shall bear legend(s) as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Any provision of this Warrant to the contrary notwithstanding, the

     Holder may not offer, sell or otherwise dispose of this Warrant to any third party, other than (i) to a wholly owned subsidiary of Bank Hapoalim B.M., or (ii) to any other transferee approved by the Company in writing with such approval not to be unreasonably withheld, provided that all transfers pursuant to clauses (i) and (ii) above or otherwise are subject to any restrictions on transfer contained in the Articles of Association of the Company as in effect from time to time.

10.  Registration Rights
     -------------------

     The Company covenants and agreed as follows:

     a.   Definitions  For purposes of this Section 10:
          -----------

               "Registrable Shares" means (i) the Warrant Shares, and (ii) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Warrant Shares; provided, however, that any exercise of this Warrant in connection with an exercise of rights to registration under this
               Section 10 may be made conditional upon the closing of the offering contemplated by such registration.

     b. Subject to the requisite consent of shareholders of the Company as provided in Section 13(o)(i) of the Subscription Agreement dated February 28, 1996 between the Company and certain of its shareholders (the "Subscription Agreement"), the Holder shall be entitled to "incidental" registration rights in respect of the Registrable Shares, pari passu with the holders of the outstanding Ordinary Shares of the Company described in Section 13(a)(i)(A) of the Subscription Agreement, in accordance with Section 13 of the Subscription Agreement as such rights may be amended from time to time in accordance with the Subscription Agreement or any successor document granting such rights. By accepting this Warrant, the Holder agrees to be subject to the corresponding obligations of the Holder of "incidental" registration rights (including market stand-off or "lock-up" obligations) contained in the Subscription Agreement or any amendment thereto or to the rights therein, as aforesaid. If the Company has requested the Holder to adhere to a stand-off period as aforesaid, the Exercise Period of this Warrant shall be extended for a period equal to the term of the stand-off period requested by the Company.

     c.   Assignment of Registration Rights.  The rights to cause the Company to
          ---------------------------------
          register Registrable Shares pursuant to the registration rights set forth in this Section 10 (the "Registration Rights") may be assigned by a Holder to a transferee or assignee of all such securities to the same extent as permitted by Section 9 of this Warrant.

     d.   No Conflicting Agreements.  The Company represents and warrants to the
          -------------------------
          Holder that the Company is not a party to any agreement that conflicts in any manner with the Holder's rights to cause the Company to register Registrable

          Shares pursuant to the Registration Rights. The Company covenants and agrees that it shall not, without the prior written consent of the holders of a majority of the outstanding Registrable Securities, amend, modify or restate the Registration Rights if the Holder would be adversely affected by the amendment in a different manner than other holders of "Registrable Shares" similarly situated.

     e.   Rights and Obligations Survive Exercise and Expiration of Warrant  The
          -----------------------------------------------------------------
          rights and obligations of the Company and the Holder set forth in this
          Section 10 and in the Registration Rights shall survive the exercise, conversion and expiration of this Warrant.

11.  Representations and Warranties.
     ------------------------------

     The Company represents and warrants to the Holder that this Warrant is subject to and conditional upon the waiver by all shareholders of the Company of their preemptive rights pursuant to the Articles of Association of the Company and the Subscription Agreement, and the receipt of any approvals required of or filings required with Israeli governmental entities and Israeli banks, and that other than as aforesaid:

     a. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.

     b. The Warrant Shares are duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights.

     c. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Association, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

12.  Expenses
     --------

     The Company will pay the Israeli Stamp Duty on the issuance of the Warrant Shares, and will notify the Israeli Companies Registrar of such issuance within the time period required by law. The Stamp Duty on this Warrant, if any, will be paid in full by the Company.


13.  Loss, Theft, Destruction or Mutilation of Warrant
     -------------------------------------------------

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or Shares certificate, and in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or Shares certificate, if mutilated, the Company will make and deliver a new Warrant or Shares certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or Shares certificate.

14.  Notices
     -------

     Any notice or other communication hereunder shall be in writing and shall be deemed to have been given upon delivery, if personally delivered or three business days after deposit if deposited in the mail for mailing by certified mail, postage prepaid, and addressed as follows:

     If to Holder:         c/o Bank Hapoalim B.M.
                           Electronics Group - Industrial Sector
                           41-45 Rothschild Blvd.
                           Tel Aviv, Israel
                           attn.: Ruthi Simha
                           fax: 03-567-5699

     If to Company:        Accord Telecommunications Ltd.
                           10 Martin Gehl Street
                           Kiryat Arieh, Petach Tikva, 49130 Israel attn.: Ori Shachar fax: 03-921-1571

     Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressees notice of such new address in conformance with this paragraph.

15.  Applicable Law; Jurisdiction
     ----------------------------

     This Warrant shall be governed by and construed in accordance with the laws of the State of Israel as applicable to contracts between two residents of the State of Israel entered into and to be performed entirely within the State of Israel. Any dispute arising under or in relation to this Warrant shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.






16.  Entire Agreement
     ----------------

     This Warrant constitutes the entire agreement between the parties hereto with regard to the subject matters hereof, and supersedes any prior communications, agreements and/or understandings between the parties hereto with regard to the subject matters hereof.

     Dated:  ______________, 1999


     ACCORD TELECOMMUNICATIONS LTD.

     By:  ________________________

     Title:  _____________________

                               NOTICE OF EXERCISE

To:

1. The undersigned hereby elects to purchase _________ shares of Ordinary Shares of ____________, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

                                      OR

1. The undersigned hereby elects to exchange the attached Warrant for ______ Ordinary Shares of ______________ on a Net Exercise basis, pursuant to the terms of the attached Warrant.

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Ordinary Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Ordinary Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3. Please issue a certificate representing said shares of Ordinary Shares in the name of the undersigned.

4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.



_________________________           _________________________
(Date)                              (Print Name)


                                    _________________________
                                    (Signature)